UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Crossfire Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-4641043
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

950 Third Avenue, Suite 2500 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of each Exchange on which each Class is to be Registered
Units, each consisting of one share of Common Stock and two Warrants	American Stock Exchange
Common Stock, par value $.0001 per share	American Stock Exchange
Warrants, each to purchase one share of Common Stock	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Registration Statement—File Number 333-133447

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's Units, Common Stock and Warrants (collectively the "Securities") to be registered hereunder is incorporated by reference from the description of the Securities contained in the Prospectus included in the Registrant's Registration Statement on Form S-1 (Commission File No. 333-133447). Additionally, this registration statement will incorporate by reference the description of the Securities contained in any prospectus or prospectus supplement related to the Securities that is subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits

The information required by this item is incorporated by reference to the following documents:

1.	Certificate of Incorporation, as filed as Exhibit 3.1 to the Registration Statement.

2.	Bylaws, as filed as Exhibit 3.2 to the Registration Statement.

3.	Specimen Unit Certificate, as filed as Exhibit 4.4 to the Registration Statement.

4.	Specimen Common Stock Certificate, as filed as Exhibit 4.1 to the Registration Statement.

5.	Warrant Agreement between American Stock Transfer and Trust Company and the Registrant, as filed as Exhibit 4.3 to the Registration Statement.

6.	Specimen Warrant Certificate, as filed as Exhibit 4.2 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROSSFIRE CAPITAL CORPORATION

Date: June 28, 2006	By:	/s/ Martin Oliner
Name: Martin Oliner
Title: President

EXHIBIT INDEX

Number	Description

1.	Certificate of Incorporation, as filed as Exhibit 3.1 to the Registration Statement.

2.	Bylaws, as filed as Exhibit 3.2 to the Registration Statement.

3.	Specimen Unit Certificate, as filed as Exhibit 4.4 to the Registration Statement.

4.	Specimen Common Stock Certificate, as filed as Exhibit 4.1 to the Registration Statement.

5.	Warrant Agreement between American Stock Transfer and Trust Company and the Registrant, as filed as Exhibit 4.3 to the Registration Statement.

6.	Specimen Warrant Certificate, as filed as Exhibit 4.2 to the Registration Statement.